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                                                                Exhibit 99.8(f)

                    MASTER ADMINISTRATIVE SERVICES AGREEMENT

            dated this 1st day of March, 1997, as amended effective:

                                 April 1, 1999

                             EXHIBIT A, AS REVISED:

                July 26, 2005 (Addition of MFS Series Trust XII)
             April 25, 2006 (Addition of MFS Series Trust XIII and
                         MFS Diversified Income Fund)
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                    MASTER ADMINISTRATIVE SERVICES AGREEMENT


MASTER ADMINISTRATIVE SERVICES AGREEMENT dated this 1st day of March, 1997, as amended effective April 1, 1999, by and among Massachusetts Financial Services Company, a Delaware corporation (the "Administrator"), and each of the funds (or trusts acting on behalf of their series) identified from time to time on Exhibit A hereto (each a "Fund" and collectively the "Funds").

                              W I T N E S S E T H:

WHEREAS, the Funds have entered into Investment Advisory Agreements with the Administrator (the "Advisory Agreements") pursuant to which the Administrator provides investment advisory services to the Funds;

WHEREAS, the Advisory Agreements recite that the Administrator will bear certain expenses associated with the provision of investment advisory services and that the Funds will bear their own expenses, including expenses of legal counsel to the Funds, expenses connected with the execution, recording and settlement of the Funds' portfolio security transactions and expenses of calculating the Funds' net asset values;

WHEREAS, the Administrator, at its expense, has provided a variety of administrative services to the Funds for the benefit of the Funds and their shareholders; and

WHEREAS, the Funds desire to retain the Administrator to render certain legal, financial administration and other administrative services to the Funds in the manner and on the terms and conditions hereinafter set forth;

NOW THEREFORE, in consideration of the mutual covenants and agreements of the parties hereto and hereinafter set forth, the parties covenant and agree as follows:

1. ADMINISTRATIVE SERVICES. Subject to the limitations set forth in the second paragraph of Section 3 of this Agreement, the Administrator shall render to each Fund the financial administration services set forth on Exhibit B hereto (the "Financial Administration Services"), the legal services set forth on Exhibit C hereto (the "Legal Services") and the other administrative services set forth on Exhibit D hereto ("Other Administrative Services") (the Financial Administration Services, Legal Services and Other Administrative Services are collectively referred to as the "Administrative Services").

         The Administrative Services provided by the Administrator to each Fund may not include all Administrative Services required by the Fund, due to a number of considerations, including, without limitation, the Administrator's level of work flow, staffing and resources, the specialized or unique nature of the Administrative Services and the relative priorities of such Administrative Services. The Administrator may, on behalf of each Fund, arrange for or engage outside legal counsel, accounting or auditing firm or any other outside service provider or vendor (collectively, "third party vendors") to perform Administrative Services for the Fund, and the Fund will bear the expense of any such third party vendors; provided however, that the Administrator shall promptly inform the Fund's governing board in the event any third party vendor is engaged to perform Administrative Services for a Fund on a basis that is expected to generate significant expenses for a Fund.

2. MAINTENANCE OF BOOKS AND RECORDS. With respect to the provision of Administrative Services, the Administrator will preserve for each Fund that is registered as a registered investment company with the Securities and Exchange Commission (the "SEC") all records required to be maintained as prescribed by the rules and regulations of the SEC in the manner and for the time periods prescribed by such rules. The Administrator agrees that all such records shall be the property and under the control of each Fund for which they are maintained and shall be made available, within five business days of any request therefor, to the Fund's Board of Trustees or auditors during regular business hours at the Administrator's offices. In the event of termination of this Agreement for any reason, all such records shall be returned, without charge, promptly to the appropriate Fund, free from any claim or retention of rights by the Administrator, except that the Administrator may retain copies of such records.

3. ADMINISTRATIVE FEE. Each Fund shall pay the Administrator a fee as agreed to from time to time and as set forth in Exhibit E hereto (the "Administrative Fee"). The Administrative Fee shall be accrued for each calendar day and the sum of the daily fee accruals shall be paid monthly to the Administrator on the second to last business day of each calendar month. If this Agreement becomes effective or terminates before the end of any calendar month, the Administrative Fee for the period from the effective date to the end of such calendar month or from the beginning of such calendar month to the date of termination, as the case may be, shall be prorated according to the proportion which such period bears to the full month in which such effectiveness or termination occurs.

         The governing board of each Fund will, on an annual basis, review the services provided, the Administrator's costs in providing such services, amounts paid to third party vendors pursuant to the arrangement described in
Section 1 and the amount paid by the Fund to the Administrator pursuant to this Agreement (including the extent to which such amount is greater or lesser than the Administrator's costs in providing such services) and such other information as such board may reasonably request.

4. SCOPE OF ADMINISTRATIVE SERVICES; REGULATORY AND BUSINESS AND INDUSTRY PRACTICE DEVELOPMENTS. The Administrative Services to be furnished by the Administrator include only those services required by a Fund or which are being furnished by the Administrator at March 1, 1997. In the event that, subsequent to March 1, 1997, because of regulatory developments, or new or modified business or industry practices, the Fund requires services in addition to the Administrative Services, at the request of the Fund, the Administrator will consider furnishing such additional services, with compensation for such additional services to be agreed upon with respect to each such occasion as it arises.

5. NON-EXCLUSIVITY. The services of the Administrator to the Funds hereunder are not to be deemed exclusive and the Administrator shall be free to render similar services to others.

6. STANDARD OF CARE. Neither the Administrator, nor any of its directors, officers, stockholders, agents or employees, shall be liable or responsible to any Fund or its shareholders for any error of judgment, mistake of law or any loss arising out of any act or omission in the performance by the Administrator of its duties under this Agreement, except for liability resulting from (a) willful misfeasance, (b) bad faith, (c) in the case of Financial Administration Services, negligence, and, in the case of Legal Services and Other Administrative Services, gross negligence, in each case on the Administrator's part or (d) from reckless disregard by the Administrator of its obligations and duties under this Agreement.

7. TERM, TERMINATION, AMENDMENT AND ASSIGNMENT. This Agreement shall begin on the date first written above and shall continue indefinitely. The Agreement may be terminated at any time, without payment of any penalty, by the Board of Directors/Trustees which oversees the Fund upon sixty (60) days' written notice to the Administrator. This Agreement may be terminated by the Administrator with respect to any Fund at any time upon sixty (60) days' written notice to the Fund. This Agreement may be amended at any time by a written agreement executed by each party hereto and may be assigned with respect to any Fund only with the written consent of the Fund and the Administrator.

8. MISCELLANEOUS.

    A. CAPTIONS. The captions in this Agreement are included for convenience of reference only and in no way define or delineate any of the provisions hereof or otherwise affect their construction or effect.

    B. GOVERNING LAW. The provisions of this Agreement shall be construed and interpreted in accordance with the domestic substantive laws of The Commonwealth of Massachusetts, without giving effect to any conflicts or choice of laws rule or provision that would result in the application of the domestic substantive laws of any other jurisdiction.

    C. COUNTERPARTS. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

    D. JOINDER OF FUNDS. In the event that additional funds are created from time to time which desire to retain the Administrator to provide them with Administration Services pursuant to this Agreement, the Administrator and the additional fund may jointly amend Schedule A hereto to add the additional fund, and the additional fund shall thereafter be deemed a "Fund" for all purposes of this Agreement. The consent of the other parties to this Agreement shall not be required to amend Schedule A hereto.

    E. SCOPE OF FUND'S OBLIGATIONS. A copy of the Declaration of Trust of each Fund (or trust of which the Fund is a series) organized as a Massachusetts business trust (each a "Trust"), is on file with the Secretary of State of The Commonwealth of Massachusetts. The Administrator acknowledges that the obligations of or arising out of this Agreement are not binding upon any of a Trust's trustees, officers, employees, agents or shareholders individually, but are binding solely upon the assets and property of the Trust in accordance with its proportionate interest thereunder and hereunder. If this Agreement is executed by the Trust on behalf of one or more series of the Trust, the Administrator further acknowledges that the assets and liabilities of each series of the Trust are separate and distinct and that the obligations of or arising out of this Agreement are binding solely upon the assets or property of the series on whose behalf the Trust has executed this Agreement. The Administrator also agrees that the obligations of each Fund hereunder shall be several and not joint, in accordance with its proportionate interest hereunder, and agrees not to proceed (by way of claim, set-off or otherwise) against any Fund for the obligations of another Fund.
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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed by their respective officers thereunto duly authorized and their respective corporate seals to be hereunto affiliated, as of the date first written above.

                                        On behalf of the MFS Family of Funds,
                                        MFS Closed-End Funds and MFS
                                        Institutional Funds listed on
                                        Exhibit A hereto


                                        By: ARNOLD D. SCOTT
                                            --------------------------------
                                            Arnold D. Scott
                                            Trustee

                                        On behalf of the MFS/Sun Life Series
                                        Trust and Compass Products listed on
                                        Exhibit A hereto


                                        By: JOHN D. MCNEIL
                                            --------------------------------
                                            John D. McNeil
                                            Chairman

                                        MASSACHUSETTS FINANCIAL SERVICES COMPANY


                                        By: JEFFREY L. SHAMES
                                            --------------------------------
                                            Jeffrey L. Shames
                                            Chairman
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                                                                Exhibit 99.8(f)
                                                   Revised as of April 25, 2006
                          MASTER ADMINISTRATIVE SERVICES AGREEEMENT - EXHIBIT A
FUNDS

I.       MFS FAMILY OF FUNDS

         MFS Series Trust I:

           MFS Cash Reserve Fund
           MFS Core Equity Fund
           MFS Core Growth Fund
           MFS New Discovery Fund
           MFS Research International Fund
           MFS Strategic Growth Fund
           MFS Technology Fund
           MFS Value Fund

         MFS Series Trust II:
           MFS Emerging Growth Fund

         MFS Series Trust III:
           MFS High Income Fund
           MFS High Yield Opportunities Fund
           MFS Municipal High Income Fund

         MFS Series Trust IV:
           MFS Government Money Market Fund
           MFS Mid Cap Growth Fund
           MFS Money Market Fund
           MFS Municipal Bond Fund

         MFS Series Trust V:
           MFS International New Discovery Fund
           MFS Research Fund
           MFS Total Return Fund

         MFS Series Trust VI:
           MFS Global Equity Fund
           MFS Global Total Return Fund
           MFS Utilities Fund

         MFS Series Trust VII:
           MFS Capital Opportunities Fund

         MFS Series Trust VIII:
           MFS Global Growth Fund
           MFS Strategic Income Fund

         MFS Series Trust IX:
           MFS Bond Fund
           MFS Inflation-Adjusted Bond Fund
           MFS Intermediate Investment Grade Bond Fund
           MFS Limited Maturity Fund
           MFS Municipal Limited Maturity Fund
           MFS Research Bond Fund
         MFS Research Bond Fund J

         MFS Series Trust X:
           MFS Aggressive Growth Allocation Fund
           MFS Conservative Allocation Fund
           MFS Emerging Markets Debt Fund
           MFS Emerging Markets Equity Fund
           MFS Floating Rate High Income Fund
           MFS Growth Allocation Fund
           MFS International Diversification Fund
           MFS International Growth Fund
           MFS International Value Fund
           MFS Moderate Allocation Fund
           MFS New Endeavor Fund
           MFS Strategic Value Fund

         MFS Series Trust XI:
           MFS Mid Cap Value Fund
           MFS Union Standard Equity Fund

         MFS Series Trust XII:
           MFS Lifetime Retirement Income Fund
           MFS Lifetime 2010 Fund
           MFS Lifetime 2020 Fund
           MFS Lifetime 2030 Fund
           MFS Lifetime 2040 Fund

         MFS Series Trust XIII:
           MFS Government Securities Fund
           MFS Diversified Income Fund

         MFS Municipal Series Trust:
           MFS Alabama Municipal Bond Fund
           MFS Arkansas Municipal Bond Fund
           MFS California Municipal Bond Fund
           MFS Florida Municipal Bond Fund
           MFS Georgia Municipal Bond Fund
           MFS Maryland Municipal Bond Fund
           MFS Massachusetts Municipal Bond Fund
           MFS Mississippi Municipal Bond Fund
           MFS New York Municipal Bond Fund
           MFS North Carolina Municipal Bond Fund
           MFS Pennsylvania Municipal Bond Fund
           MFS South Carolina Municipal Bond Fund
           MFS Tennessee Municipal Bond Fund
           MFS Virginia Municipal Bond Fund
           MFS West Virginia Municipal Bond Fund
           MFS Municipal Income Fund

         MFS Growth Opportunities Fund

         Massachusetts Investors Growth Stock Fund

         MFS Government Limited Maturity Fund

         Massachusetts Investors Trust

II.      MFS Closed-End Funds
           MFS Charter Income Trust
           MFS Government Markets Income Trust
           MFS Intermediate Income Trust
           MFS Multimarket Income Trust
           MFS Municipal Income Trust
           MFS Special Value Trust

III.     MFS Institutional Funds

         MFS Institutional Trust:

           MFS Institutional International Equity Fund
           MFS Institutional International Research Equity Fund
           MFS Institutional Large Cap Growth Fund
           MFS Institutional Large Cap Value Fund

         MFS Variable Insurance Trust:

           MFS Capital Opportunities Series
           MFS Emerging Growth Series
           MFS Global Equity Series
           MFS High Income Series
           MFS Investors Growth Stock Series
           MFS Investors Trust Series
           MFS Mid Cap Growth Series
           MFS Money Market Series
           MFS New Discovery Series
           MFS Research Bond Series
           MFS Research International Series
           MFS Research Series
           MFS Strategic Income Series
           MFS Total Return Series
           MFS Utilities Series
           MFS Value Series

IV.      MFS/Sun Life Series Trust

           Bond Series
           Capital Appreciation Series
           Capital Opportunities Series
           Core Equity Series
           Emerging Growth Series
           Emerging Markets Equity Series
           Global Governments Series
           Global Growth Series
           Global Total Return Series
           Government Securities Series
           High Yield Series
           International Growth Series
           International Value Series
           Massachusetts Investors Growth Stock Series
           Massachusetts Investors Trust Series
           Mid Cap Growth Series
           Mid Cap Value Series
           Money Market Series
           New Discovery Series
           Research International Series
           Research Series
           Strategic Growth Series
           Strategic Income Series
           Strategic Value Series
           Technology Series
           Total Return Series
           Utilities Series
           Value Series

V.       Compass Products

           Capital Appreciation Variable Account
           Global Governments Variable Account
           Government Securities Variable Account
           High Yield Variable Account
           Money Market Variable Account
           Total Return Variable Account